Exhibit 23.1








                    Consent of Independent Auditors



The Board of Directors of
Union Carbide Corporation



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Union Carbide Corporation of our reports on Union Carbide Corporation included and incorporated by reference in the Annual Report on Form 10-K of Union Carbide Corporation for the year ended December 31, 1995. Our reports refer to a change in accounting for postemployment benefits as described in Note 1 to the consolidated financial statements.




                                KPMG PEAT MARWICK LLP



Stamford, Connecticut
April 24, 1996